FOR IMMEDIATE RELEASE                                CONTACT: ROBERT CONNOR, JR.
December 1, 1998                                            215-537-2337 ext. 15


           INDEPENDENCE ANNOUNCES REDUCTION OF WARRANT EXERCISE PRICE

     PHILADELPHIA, PA., December 1, 1998 - Independence Brewing Company (NASDAQ SmallCap IBCO) today announced that the Company has determined to reduce the exercise price of its 4,600,000 Redeemable Warrants (Symbol "IBCOW") from $6.00 per share to $1.50 per share effective December 12, 1998. Holders of Redeemable Warrants are entitled to purchase one share of the Company's common stock for each warrant held. The closing bid price for the Company's common stock on Monday, November 30, 1998 was $.5625.